Exhibit 99.1

David Buckley	Dan Matsui/Gene Heller
Chief Executive Officer	Silverman Heller Associates
(951) 943-4014	(310) 208-2550

MODTECH HOLDINGS INC. TO DELAY FILING OF FORM 10-K

Will file for 15-Day Extension

Perris, Calif.—Mar. 15, 2005—Modtech Holdings, Inc. (Company) (Nasdaq: MODT) announced a delay in its filing of Form 10-K and intends to file for a 15-day extension.

Under Section 404 of the Sarbanes-Oxley Act of 2002, management of the Company is required to provide a report in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 regarding its assessment of the effectiveness of the Company’s internal control over financial reporting. Although the process is not complete, based on the work performed to date on internal controls, management has identified potential “material weaknesses” as defined by the Public Company Accounting Oversight Board. Management believes the potential material weaknesses identified to date relate to (i) certain deficiencies in controls with respect to subcontracts, inventory and financial close; and (ii) deficiencies in management information systems and information technology.

The Company has not yet determined whether any of these deficiencies constitutes a “material weakness” within the meaning of Public Company Accounting Oversight Board’s Auditing Standard No. 2. The Company began to take appropriate steps in the fourth quarter of 2004 and the first quarter of 2005 to remediate these deficiencies.

These matters have slowed preparation of the Company’s financial results for the year ended December 31, 2004. As a result, the Company will not be able to file its Annual Report on Form 10-K on or before March 16, 2005, and will file Form 12b-25 with the Securities and Exchange Commission to seek an additional fifteen calendar days to make a timely filing of its Annual Report on Form 10-K. Management expects to have completed its financial statements for its fiscal year ended December 31, 2004 so that the Company can file its Form 10-K on or before March 31, 2005.

The Form 10-K will contain management’s assessment of internal controls, including a description of any material weaknesses identified, however, the filing is not expected to include management’s annual report regarding internal controls which is required to be filed under Item 9A of the Form 10-K. The SEC has granted a 45 day extension to accelerated filers with respect to the filing of management’s annual report and the independent registered public accounting firm’s attestation report so long as certain conditions are met. The Company believes it will meet these conditions and expects to file management’s annual report and the attestation report of the Company’s independent registered public accounting firm in an amendment to the Form 10-K on or before the April 30th deadline.

About Modtech Holdings, Inc.

Modtech™ is a leading national designer and manufacturer of modular buildings, both permanent and relocatable. In the school industry, the Company has advanced typical modular building technology to greater dimensions of flexibility and architectural integrity. Modtech™ has substantial product and geographic diversification throughout the southwestern states and a growing presence in Florida and Texas. Modtech’s commercial and industrial buildings are sold to a diverse end-user market and may be leased through national, regional, and local dealers. The Company also designs and manufactures modular buildings to customer specifications for a wide variety of uses.

Most forward-looking statements made involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. For a further discussion of such factors, please refer to the Company’s filings with the U.S. Securities and Exchange Commission. The forward-looking statements in this press release are made as of the date of this press release, and the Company assumes no obligation to update such statements.

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